As filed with the Securities and Exchange Commission on May 5, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PEGASYSTEMS INC.

(Exact name of Registrant as specified in its charter)

Massachusetts	04-2787865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 Main Street

Cambridge, MA 02142

(617) 374-9600

(Address including zip code, and telephone number, including area code, of principal executive offices)

Chordiant Software, Inc. 2005 Equity Incentive Plan

Chordiant Software, Inc. 2000 Nonstatutory Equity Incentive Plan

Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Director Stock Option Plan

Prime Response Group, Inc. 1998 Stock Option/Stock Issuance Plan

(Full title of the plan)

Shawn Hoyt

General Counsel and Secretary

Pegasystems Inc.

101 Main Street

Cambridge, MA 02142

(617) 374-9600

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey D. Saper

Lawrence M. Chu

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share
— Chordiant Software, Inc. 2005 Equity Incentive Plan	3,067	$23.11	$70,878.37	$5.05
— Chordiant Software, Inc. 2000 Nonstatutory Equity Incentive Plan	1,294	$28.12	$36,387.28	$2.59
— Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Director Stock Option Plan	60	$29.84	$1,790.40	$0.13
— Prime Response Group, Inc. 1998 Stock Option/Stock Issuance Plan	22	$34.41	$757.02	$0.05
TOTAL:	4,443		$109,813.07	$7.82

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price at which the options may be exercised for shares of Common Stock of Pegasystems Inc. for each of the employee benefit plans covered by this Registration Statement on Form S-8.

PEGASYSTEMS INC.

REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY STATEMENT

Pegasystems Inc., a Massachusetts corporation (the “Registrant”) has previously registered shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-8, dated April 23, 2010 (Registration No. 333-166287) for issuance under the Chordiant Software, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), Chordiant Software, Inc. 2000 Nonstatutory Equity Incentive Plan, Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Director Stock Option Plan and Prime Response Group, Inc. 1998 Stock Option/Stock Issuance Plan (the “Plans”), which Registration Statement is incorporated herein by reference. This Registration Statement has been prepared by the Registrant in accordance with the requirements of Form S-8, as amended, and relates to 4,443 shares of Common Stock, which represent additional shares issuable under the Plans.

PART II

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page 2)

SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on May 5, 2010.

PEGASYSTEMS, INC.

By:	/s/ SHAWN HOYT
Name:	Shawn Hoyt
Title:	General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Pegasystems, Inc., a Massachusetts corporation, do hereby constitute and appoint Craig Dynes and Shawn Hoyt, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN TREFLER Alan Trefler	Chief Executive Officer and Chairman (Principal Executive Officer)	May 4, 2010

/s/ CRAIG DYNES Craig Dynes	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 4, 2010

/s/ EFSTATHIOS KOUNINIS Efstathios Kouninis	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	May 3, 2010

/s/ RICHARD JONES Richard Jones	Vice Chairman and Director	May 3, 2010

/s/ CRAIG CONWAY Craig Conway	Director	May 3, 2010

/s/ PETER GYENES Peter Gyenes	Director	May 3, 2010

/s/ STEVEN KAPLAN Steven Kaplan	Director	May 4, 2010

/s/ JAMES O’HALLORAN James O’Halloran	Director	May 4, 2010

/s/ WILLIAM WYMAN William Wyman	Director	May 3, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (see page 2)

3